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                                                                   EXHIBIT 15

                            ACKNOWLEDGMENT LETTER

To the Stockholders and Board of Directors
NAC Re Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 33-25585, Form S-8 No. 33-77494 and Form S-8 No. 333-33873)
pertaining to the NAC Re Corp. Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-27745) pertaining to the NAC Re Corp. 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 7813) pertaining to the NAC Re Corp. 1985 and 1986 Stock Option Plans, in the Registration Statements (Form S-8 No. 33-22841 and Form S-8 No. 333-03935) pertaining to the NAC Re Corp. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-34516) pertaining to the NAC Re Corp. Director's Stock Option Plan, in the Registration Statement (Form S-8 No. 33-77492) pertaining to the NAC Re Corp. Director's Stock Option Plan, and in the Registration Statement (Form S-8 No. 33-77114) pertaining to the NAC Re Corp. 1993 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-33875) pertaining to the NAC Re Corp. 1997 Incentive and Capital Accumulation Plan, of our report dated October 21, 1997, relating to the unaudited consolidated interim financial statements of NAC Re Corporation that is included in its Form 10-Q for the quarter ended September 30, 1997.

                                                            ERNST & YOUNG LLP

New York, New York
October 21, 1997

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